Exhibit 21.1

Subsidiaries Workspace Property Trust

Workspace Property Trust, L.P. (DE)

RVFP General Partner LLC (DE)

WPT TRS LLC (DE)

Workspace Property Management, LP (DE)

WPT Properties LLC (DE)

RV OP 2 LP (DE)

RV OP 3 LP (DE)

Cotton Center 19 LP (DE)

Cotton Center 19 LLC (DE)

RVFP Limited Partner LP (DE)

RV Mezz B GP LLC (DE)

RV Mezz B LP (DE)

RV Mezz A GP LLC (DE)

RV Mezz A LP (DE)

RV OP GP LLC (DE)

RV OP 1 LP (DE)

WPT FAMP Limited Partnership

WPT Land 2 Mezz C GP LLC (DE)

WPT Land 2 Mezz C LP (DE)

WPT Land 2 Mezz B LP (DE)

WPT Land 2 Mezz B GP LLC (DE)

WPT Land 2 Mezz A LP (DE)

WPT Land 2 Mezz A GP LLC (DE)

WPT Land 2 LP (DE)

WPT Land 2 GP LLC (DE)